Exhibit 99.1

FF EAI Robotics Ecosystem Announces Completion of Acquiring FFAI Robotics Business and Continues Trading on Nasdaq Following Closing; Oct. Sales Expected to Exceed 300 Units, with Cumulative Sales Expected to Exceed 1,100 Units by Month-End; Unveils FF OmniMind, a Unified AI Brain for All Robots

●	FFR has completed its acquisition of FFAI’s robotics business and issued and delivered common shares and non-voting convertible preferred shares to Smart Technology Holdings Ltd., a subsidiary of FFAI, as transaction consideration. Following the October 23, 2026 closing, FFR shares trading on Nasdaq represent a company that now includes FF Robotics’ business and assets. Following the transaction, FFR continues trading on Nasdaq as a pure-play humanoid and bionic Physical AI robotics ecosystem company built around “Four-Core Full-Stack AI.”

●	As the No. 1 in K–12 robotics education in the U.S., the Company’s next goal is to become the No. 1 company in robotics education nationwide, rank among the top three in the Physical AI robotics industry and become one of the most valuable companies in the Physical AI era.

●	FFR has completed changes to its Board and management team, appointing YT Jia as Global CEO, Jerry Wang as Executive Chairman, and Chen Shi as Lead Independent Director.

●	FFR announced three new strategic partnerships: with well-known California-based professional services company KYA, California Science and Technology University, and with Pinnacle, one of Southern California’s leading real estate brokerages.

●	FFR issued full-year 2026 guidance for the first time, expecting sales and shipments of approximately 2,000 robots for the acquired robotics business on a standalone full-year basis, with continued positive unit gross margins on robot deliveries. The guidance reflects management’s confidence in near-term performance and growth prospects, and its determination to accelerate efforts to maximize value for stockholders.

NEW YORK (Oct. 26, 2026) — FF EAI Robotics Ecosystem Inc. (NASDAQ: FFR) (“FFR” or the “Company”), a U.S.-based Embodied AI robotics company, today announced at the deal closing and its first Investor Day event in New York that it has completed its acquisition of the robotics business and related assets of Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“FFAI” or “Faraday Future”) on October 23, 2026. The related business operations and assets have been transferred to FFR, and FFR has issued and delivered common shares and non-voting convertible preferred shares to Smart Technology Holdings Ltd., a subsidiary of FFAI, as transaction consideration. Following the transaction, FFR continues trading on Nasdaq as a pure-play company focused on humanoid and bionic Physical AI robotics within a “Four-Core Full-Stack AI” ecosystem.

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FFR Completes Board and Management Changes; YT Jia Appointed Global CEO

FFR has completed changes to its Board and management team. YT Jia will serve as Global CEO, Jerry Wang as Executive Chairman, and Chen Shi as Lead Independent Director. YT Jia has voluntarily chosen not to increase his cash compensation in connection with his new role at this stage, as a step to align his personal interests with those of the Company and its stockholders.

As the first U.S. company to deliver both humanoid and bionic robots, FFR is working to turn its first-mover advantage into a competitive lead. In less than a year, the Company has taken initial steps toward building a complete “Four-Core Full-Stack AI” ecosystem and developing distinct EAI technology strengths, including its “One Brain, All Robots; Multi-Forms, Multi-Capabilities” approach. FFR has completed Phase One of its “Built in USA” Acceleration Program, and FF Robot World 2.0 is now complete.

“We believe FFR has become the No. 1 provider of K–12 robotics education in the United States, and will soon become the No. 1 company in robotics education nationwide. Over the next five years, our goal is to rank among the top three companies in the Physical AI robotics industry overall and to become one of the most valuable EAI companies in the Physical AI era,” said YT Jia, Global CEO of FFR.

FFR Unveils FF OmniMind, a Unified AI Brain Powering All Robotic Forms Under “One Brain, All Robots; Multi-Forms, Multi-Capabilities”

FFR’s four-core ecosystem is advancing across the EAI Brain and Developer Platform, EAI Devices, Industry Productivity Solutions, and EAI Data Factory. The Company is also advancing development across its four industry ecosystems: Education and Research; Security and Inspection; Industrial and Logistics; and Commercial and Services.

FFR announced that the brand name for FF Brain is FF OmniMind. Guided by the “One Brain, All Robots; Multi-Forms, Multi-Capabilities” philosophy, OmniMind comprises foundation models, motion control, and skills. Together, these components form a unified AI brain designed to work across robotic forms, tasks, and scenarios, empower robots, and support the transition from task-specific autonomy toward general-purpose autonomy.

For the EAI Devices core, FFR expects October sales and shipments to exceed 300 robots, setting a new monthly record. By the end of October, cumulative sales and shipments are expected to exceed 1,100 robots. The Company continues to deliver robots at positive unit gross margins.

For the Industry Productivity Solutions core, the security and inspection solution has entered the proof-of-concept stage with an initial group of customers and industry partners. The industrial warehousing solution has entered the technical feasibility assessment stage.

For the EAI Data Factory core, FFR continues to deliver egocentric data and receive payments for those deliveries. The Company is also advancing large-scale data deliveries to leading AI and robotics customers.

In the Education and Research ecosystem, FFR Physical AI Education serves both B2B educational institutions and B2C families. The Company has begun replicating the model nationwide and aims to build the No. 1 robotics education ecosystem in the United States.

In the Security and Inspection ecosystem, FFR Physical AI Security & Inspection is intended to provide an end-to-end robotics solution. Professional system integrators will serve as the core sales channel. FFR plans to advance from platform-based solutions to standardized security and inspection robot products, covering use cases from B2B to B2C. The Industrial and Logistics, and Commercial and Services ecosystems are continuing use-case validation and sales efforts.

FFR Announces Strategic Partnerships with KYA, California Science and Technology University and Boston International Business School, and Pinnacle

At the event, FFR announced three strategic partnerships: a partnership with KYA; a comprehensive strategic partnership with California Science and Technology University and Boston International Business School to establish the BIBS-FF-CSTU Joint Robotics Lab; and a partnership with Pinnacle.

FFR’s strategic partnership with California-based professional services company KYA is intended to help the Company reach U.S. federal government and large institutional markets. KYA serves the U.S. government procurement, education, security, and public infrastructure sectors, with a broad customer network and experience in large-scale projects. Third-party data indicates that KYA has more than 1,000 government procurement-related records in California involving more than 200 public agencies. A KYA affiliate holds a U.S. General Services Administration Multiple Award Schedule contract covering 23 approved procurement categories. The collaboration is intended to support access to federal procurement opportunities and create new opportunities for FFR’s EAI robotics products in government procurement markets.

FFR has also entered into a comprehensive strategic partnership with California Science and Technology University and Boston International Business School. The parties plan to establish the BIBS-FF-CSTU Joint Robotics Lab.

FFR has partnered with Pinnacle, one of Southern California’s leading real estate brokerages, on B2B real estate brokerage solutions and B2C home security solutions.

FFR Issues 2026 Full-Year Guidance for the First Time

Based on its current business progress and momentum, FFR issued full-year 2026 guidance for the first time. The acquired robotics business expects sales and shipments of approximately 2,000 robots on a standalone full-year 2026 basis, while maintaining positive unit gross margins on robot deliveries. This standalone full-year guidance includes periods before the acquisition and does not represent FFR’s reported consolidated results for 2026; FFR will include the acquired business’s results in its consolidated financial statements only from the October 23, 2026 closing date.

The guidance reflects management’s confidence in the Company’s near-term performance and growth prospects, as well as its determination to accelerate efforts to maximize value for stockholders.

In its five-year business plan outlook, FFR projects 2027 revenue of approximately $45.2 million, including $32.5 million from the EAI Devices core and $12.7 million from the other three ecosystem cores, and EAI Device sales of approximately 7,400 units. Over the next five years, the outlook projects cumulative revenue of approximately $1.98 billion, including approximately $1.08 billion from the EAI Devices core and $900 million from the other three ecosystem cores, and cumulative EAI Device sales of approximately 133,000 units. These projections are subject to significant uncertainties and are not guarantees of future performance.

FFR also invited people with expertise in Physical AI, particularly AI brain technology, marketing and sales, and business development, to join the Company and work with its team to advance technology and create value across the industry.

About FF EAI Robotics Ecosystem Inc.

FF EAI Robotics Ecosystem Inc. (NASDAQ: FFR) is a U.S.-based Embodied AI robotics company focused on the research and development, manufacturing, commercialization and deployment of intelligent robotic technologies, products and industry solutions. FFR is building a “Four-Core Full-Stack” AI ecosystem covering the full lifecycle of robotics, consisting of EAI Brain & Developer Platform, EAI Devices, Industry Productivity Solutions, and EAI Data Factory. Guided by the technology and product philosophy of “One Brain, Multi-forms, Multi-capabilities,” FFR aims to empower humanoid, biomimetic, and other robotic form factors through a unified EAI Brain, while continuously expanding their multi-task and multi-scenario capabilities. The ecosystem is designed to support the full robotics lifecycle, including R&D, deployment, data collection and training, operations, and commercial applications. FFR also operates RoboShare, a robot-sharing and services platform.

To learn more, visit www.ff.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and other applicable securities laws. Statements other than historical facts, including statements regarding the standalone full-year 2026 guidance for the acquired robotics business, expected sales and shipments, projected revenue and unit sales under the five-year business plan, expected gross margins, planned partnerships and access to government procurement opportunities, FFR’s business strategy, commercialization plans, robotics operations, anticipated benefits of the acquisition, future growth opportunities and development and deployment of robotics technologies, are forward-looking statements. You can often identify forward-looking statements by words such as “may,” “might,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” “likely,” or “continue,” or the negative of these terms or other similar expressions; the absence of these words does not mean a statement is not forward-looking.

These statements are based on current expectations, estimates and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Such risks include the risk that the standalone guidance and longer-term projections are not achieved; FFR’s ability to successfully integrate and operate the acquired business, commercialize its robotics technologies, achieve its business objectives, obtain additional financing, maintain compliance with Nasdaq listing requirements, compete effectively, manage its liquidity position and execute its strategic transition.

Additional risks and uncertainties are described in FFR’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings available at www.sec.gov.

Forward-looking statements are based on management’s current expectations and assumptions, are not guarantees of future performance and speak only as of the date of this release. Except as required by applicable law, FFR undertakes no obligation to update or revise any forward-looking statements.